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                                                                    Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2001, except for Note 20, as to which the date is March 6, 2001, included and incorporated by reference in Amendment No. 2 to the Proxy Statement of Kaiser Ventures Inc. that is made part of the Registration Statement (Form S-4 No. 333-65194) and related Prospectus of Kaiser Ventures LLC for the registration of Class A Units.



Ernst & Young LLP
Riverside, California
September 12, 2001